Exhibit 99.3


          VITAL LIVING ANNOUNCES LESLIE C. QUICK III, CHAIRMAN AND CEO,
  FLEET SECURITIES, INC., HAS AGREED TO JOIN VITAL LIVING'S BOARD OF DIRECTORS

RESPECTED FINANCIER TO BE INSTRUMENTAL IN ASSISTING COMPANY WITH CAPITAL RAISING AND POSITIONING WITHIN THE CAPITAL MARKETS


October XX, 2002 - PHOENIX, AZ-- Vital Living Inc. (OTCBB: VTLV) the Physician Nutraceutical Company(SM), today announced the agreement of Leslie C. Quick III to join its board of directors subject to the successful completion of the recently announced MAF Bionutritionals acquisition. Mr. Quick also currently serves as Chairman and Chief Executive Officer of Fleet Securities, Inc. and President and Chief Executive Officer of U.S. Clearing, a division of Fleet Securities, Inc. Mr. Quick was appointed President of U.S. Clearing in 1994. Previously, he had been President and Chief Operating Officer of The Quick & Reilly Group, Inc. In 1998, U.S. Clearing became part of Fleet Financial Group, now Fleet Boston Financial Corporation, one of the nation's largest and most successful financial services firms.

Mr. Quick's addition to the board of Vital Living will be instrumental in regard to the Company's capital raising efforts and positioning within the capital markets.

According to Bradley D. Edson, CEO and Chairman of the Board of Vital Living, "Mr. Quick's vast experience on Wall Street and his reputation as a respected financier will enable him to immediately impact Vital Living's financial efforts."

Leslie C. Quick III, said, "I am most excited to be involved in this innovative company. They have taken a very pro-active approach to tackle heart disease, the number one killer in the country. I am pleased to be able to assist the firm in properly positioning it for the investment community and accessing the capital markets in order for it to be able to accomplish its goals".

Mr. Quick is a current member of the Board of Governors of the Chicago Stock Exchange, a member of the Hearing Board of the New York Stock Exchange, a board member of Mt. Iraneus-Franciscan Mountain Retreat, and he is on the Bishop's Financial Council for the Diocese of Metuchen. He is a former member of the Board of Directors for the Securities Industry/Regulatory Council on Continuing Education, a former Chairman of the Board of Trustees of St. Bonaventure University, a trustee of Oak Knoll School in Summit, NJ and a former Trustee of St. Vincent's Hospital & Medical Center of New York. Mr. Quick is the recipient of the Ellis Island Medal of Honor and holds an honorary degree from St. Bonaventure University.

ABOUT MAF

MAF BioNutritionals, LLC, (MAF) a private company located in Boonton, NJ, was formed in 1998 by Dr. Phil Maffetone, who has been a respected pioneer in the field of Complementary Medicine for over 25 years, bringing the latest advances to health care professionals around the world. The MAF line of products includes all natural nutraceuticals that contain certified organic ingredients. The products are all formulated to support proactive human cell maintenance and rehabilitation, which is fundamental in the prevention and treatment of disease, without the damaging side effects of traditional pharmaceuticals. MAF's business objective is to capitalize on an emerging healthcare sector, one that focuses on nutrition as a means to true disease prevention, a widely embraced solution to spiraling healthcare costs and the unfolding healthcare crisis.

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum is currently being endorsed and prescribed at The Arizona Heart Institute as part of a comprehensive cardiovascular health program.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company's product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

###



                                      -3-